UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2022

BigBear.ai Holdings, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-40031	85-4164597
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

6811 Benjamin Franklin Drive, Suite 200

Columbia, MD 21046

(Address of principal executive offices, including Zip Code)

(410) 312-0885

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $0.0001 par value	BBAI	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BBAI.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 12, 2022 (the “Separation Date”), Dr. Louis R. Brothers resigned from his position as Chief Executive Officer and Director of BigBear.ai Holdings, Inc. (the “Company”). The Company thanks Dr. Brothers for his service to the Company and its stockholders.

Effective immediately upon Dr. Brother’s resignation, the Company’s Board of Directors (the “Board”) unanimously appointed Amanda Long as Chief Executive Officer of the Company. The Board also appointed Mrs. Long as a director to fill the vacancy on the Board created by Dr. Brothers’ resignation. Mrs. Long will serve on the Board as a Class II Director for a term expiring at the Company’s annual meeting of stockholders in 2023 and until her successor has been duly elected and qualified or until her earlier resignation or removal.

Mrs. Long, 36, joins the Company from International Business Machines Corporation (“IBM”) where she most recently served as Vice President of IT Automation beginning in September 2021. Prior to that role, Mrs. Long held several positions with IBM, including Vice President of its Integration & Application Platform business from May 2021 to September 2021, General Manager of its Watson Health Provider Analytics business from September 2020 to May 2021, Chief Product & Strategy Officer of its Watson Health Imaging & Oncology/Genomics business from November 2019 to September 2020, Chief Product & Strategy Officer of its Watson Health Imaging business from April 2019 to November 2019, and Global Head of Artificial Intelligence Product & Strategy of its Watson Health Imaging business from October 2017 to March 2019. Mrs. Long also served as Vice President of Product Management at Modernizing Medicine Inc. from May 2014 to July 2017 and Vice President of Product Management & Strategy at Experian Health from December 2011 to April 2014. Mrs. Long earned her Bachelor of Arts degree in Economics from Connecticut College.

There are no arrangements or understandings between Mrs. Long and any other person pursuant to which Mrs. Long was appointed as Chief Executive Officer. There are no family relationships among any of the Company’s directors or executive officers and Mrs. Long.

In connection with her appointment as Chief Executive Officer and pursuant to an offer letter, dated as of October 11, 2022 (the “Offer Letter”), Mrs. Long will be entitled to the following compensation: (i) an annualized base salary of $450,000; (ii) eligibility to participate in the Company’s short-term incentive program with an annual cash bonus target of 125% of her annual base compensation based upon mutually developed performance objectives, with an initial bonus for 2022 of no less than $250,000, less applicable payroll deductions and withholdings; (iii) an up-front time-based long-term incentive award with a grant date value of $4,000,000, delivered 75% in the form of restricted stock units and 25% in the form of stock options, with a portion of the long-term incentive award valued at $200,000 and vesting as of December 31, 2022, and an additional 20% of the long-term incentive award will vest on the first anniversary of the grant date and the remaining 75% will vest in equal quarterly installments on the last day of each of the calendar quarters immediately following the first anniversary of the grant date; (iv) beginning in 2023 and subject to Compensation Committee approval, a recurring annual grant estimated to be valued at 200% of base compensation and split (at the Compensation Committee’s discretion) between restricted stock units, performance stock units, stock options and other long-term incentive vehicles; and (v) eligibility to participate in the Company’s employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs. In connection with her appointment, the Company will also enter into its standard form of indemnification agreement (the “Standard Indemnification Agreement”) with Mrs. Long.

As part of Dr. Brothers resignation the Company entered into a separation agreement and general release (the “Separation and Release Agreement”), pursuant to which Dr. Brothers will receive the following payments and benefits, in each case, less all applicable taxes, withholdings and authorized or required deductions: (i) a payment of $410,000, which is equivalent to Dr. Brothers’ base salary for a period of twelve months, paid as salary continuation on the Company’s regular payroll schedule, and (ii) a lump sum payment of approximately $18,026, which is equivalent to twelve months of the employer share of health and welfare premiums for plans in which Dr. Brothers was enrolled as of the Separation Date (collectively, the “Severance Benefits”). The Company will also continue to pay Dr. Brothers’ vehicle lease for the twelve-month period commencing with the first monthly payment following the ADEA Release Effective Date (as defined in the Separation and Release Agreement). In exchange for the Severance Benefits, Dr. Brothers agreed to a release of claims in favor of the Company and reaffirmed his commitment to comply with his existing restrictive covenant obligations.

In addition, the Separation and Release Agreement provides that Dr. Brothers’ outstanding options and restricted stock units granted pursuant to the BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan (the “Plan”) will remain outstanding and eligible to vest until the earlier of (x) the date on which Dr. Brothers incurs a Termination of Service (as defined in the Plan) or (y) October 12, 2023. In the event of a Change in Control (as defined in the Plan), so long as Dr. Brothers has not incurred a Termination of Service prior to the consummation of such Change in Control, Dr. Brothers’ outstanding options and restricted stock units, if any, will vest. The Separation and Release Agreement also addresses the treatment of Dr. Brothers’ awards from BBAI Ultimate Holdings, LLC.

Effective as of October 12, 2022, BigBear.ai LLC (the “Subsidiary”) and Dr. Brothers entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Dr. Brothers will receive a fee of $75,000 paid in quarterly installments of $18,750 and will provide certain services to the Subsidiary for specific projects that are mutually agreed upon from time to time, including but not limited to serving as the chairman of an advisory board for the Subsidiary. The Consulting Agreement will terminate on October 12, 2023, unless otherwise extended for additional one-year periods upon agreement of both parties.

The foregoing descriptions of the Offer Letter, the Standard Indemnification Agreement, the Separation and Release Agreement and the Consulting Agreement are qualified in their entirety by reference to the complete text of the Offer Letter, the Standard Indemnification Agreement, the Separation and Release Agreement and the Consulting Agreement, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 11, 2022, the Company issued a press release with respect to the management changes described in Item 5.02 of this Current Report on Form 8-K. The press release is included in this report as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Offer Letter, dated as of October 11, 2022, between BigBear.ai Holdings, Inc. and Amanda Long.

10.2	Form of Standard Indemnification Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021)

10.3	Separation and Release Agreement, dated as of October 9, 2022, by and between BigBear.ai Holdings, Inc. and Dr. Louis R. Brothers

10.4	Consulting Agreement, dated as of October 9, 2022, between BigBear.ai LLC and Dr. Louis R. Brothers

99.1	Press Release, dated as of October 11, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2022

By:	/s/ Sean Ricker
Name:	Sean Ricker
Title:	Chief Accounting Officer